Exhibit 10.46
                    PROMISSORY NOTE SECURED BY DEED OF TRUST

Los Angeles, California
June, 1999

     In consideration of a loan from HABIB AMERICAN BANK (hereinafter "Lender") the undersigned (hereinafter "Borrower"), Borrower hereby promises to pay to the order of Lender at its office in Los Angeles, California, or at any other place that may be designated in writing by Lender, in lawful money of the United States of America, the sum of five hundred sixty thousand dollars ($560,000.00), plus any and all interest thereon as stated herein. The unpaid balance of the loan will bear interest at the rate of the National Prime Rate, which at the time of execution of this Promissory Note is 7.75% per annum, and which is based on the Prime Rate published in the Wall Street Journal, plus 1.25%, not to exceed 10% during the first five years of the loan, calculated on the basis of a 360 day year and the number of days elapsed.

     Principal and interest shall be paid monthly and due monthly commencing thirty days from the date of this Note. The amount of the payments shall be determined by a ten-year amortization of the original amount of the loan. The first such payment shall be in the amount of $7,093.84. All remaining principal and any accrued unpaid interest shall be due on June 10, 2004 ("Maturity Date").

     This Note is secured by the Deed of Trust, Security Agreement, and Fixture Filing, with Assignment of Rents and Agreements of the same date as this Note, executed by Borrower, as trustor, in favor of Lender, as beneficiary ("Deed of Trust"), and encumbering the real property described in the Deed of Trust ("Property"). The holder of this Note will be entitled to the benefits of the security provided by the Deed of Trust and will have the right to enforce the covenants and agreements of Borrower contained in the Deed of Trust.

     From and after the Maturity Date, or an earlier date on which all sums owing under this Note become due by acceleration or otherwise, all sums owing under this Note will bear interest until paid in full at a rate equal to three percent (3%) per annum in excess of the National Prime Rate specified above ("Default Rate").

     All payments on this Note will be applied first to the payment of any costs, fees, late charges, or other charges incurred in connection with the indebtedness evidenced by this Note; next, to the payment of accrued interest; then to the reduction of the principal balance; or in any other order that Lender requires.

     If:

          (a) Borrower fails to pay when due any sums payable under this Note;

          (b) an uncured Event of Default (defined in the Deed of Trust) occurs; or

          (c) any other event or condition occurs that, under the terms of the Deed of Trust, gives rise to a right of acceleration of sums owing under this Note,

then Lender, at its sole option, will have the right to declare all sums owing under the Note immediately due. However, if any document related to this Note provides for the automatic acceleration of payment of sums owing under this Note, all sums owing will be automatically due in accordance with the terms of that document.

     Borrower will have the right to pay, without penalty or premium, on any monthly payment date, all or any portion of the outstanding principal amount of this Note prior to the Maturity Date. Lender will apply all prepayments first to the payment of any costs, fees, late charges, or other charges incurred in connection with the indebtedness evidenced by this Note; next, to the payment of accrued interest; then to the outstanding principal amount of this Note in inverse order of maturity, or, at the option of Lender, in the regular order of maturity; or in any other order that Lender requires.

     Borrower will pay to Lender all sums owing under this Note without deduction, offset, or counterclaim of any kind, provided however that Borrower does not waive the right to assert any counterclaim byway of a judicial action. The relationship of Borrower and Lender under this Note is solely that of borrower and lender, and the loan evidenced by this Note and secured by the Deed of Trust will in no manner make Lender the partner or joint venturer of Borrower.

     If any attorney is engaged by Lender to enforce or construe any provision of this Note, the Deed of Trust, or the other Loan Documents (defined in the Deed of Trust) or as a consequence of any uncured Event of Default, with or without the filing of any legal action or proceeding, then Borrower will immediately pay to Lender on demand all reasonable attorney fees and other costs incurred by Lender, together with interest from the date of the demand until paid at the Default Rate.

     No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note, the Deed of Trust, or the other Loan Documents will constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust, or the other Loan Documents. A waiver of any term of this Note, the Deed of Trust, or the other Loan Documents must be made in writing and will be limited to the express written terms of the waiver. If there are any inconsistencies between the terms of this Note and the terms of any of the other Loan Documents, the terms of this Note will prevail.

     All notice required or permitted in connection with this Note will be in writing and will be given at the place and in the manner provided in the Deed of Trust for the giving of notices.

     The persons executing this instrument represent and confirm that this loan and the related Deed of Trust are duly authorized by Borrower. Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses, or losses and interest; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests to properties securing payment of this Note. Time is of the essence with respect to every provision of this Note. This Note will be construed and enforced in accordance with California law, except to the extent that Federal laws pre-empt state law, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within California having proper venue and also consent to service of process by any means authorized by California or Federal law.

                        Quantum Marketing, Inc., a Nevada corporation


                        By /s/ [illegible]
                           -------------------------------------------